SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2014

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) At a meeting held on November 7, 2014, the Board of Directors of United Bankshares, Inc. (“United”) approved the promotions of Richard M. Adams, Jr. to President, James J. Consagra, Jr. to Chief Operating Officer, and Douglas B. Ernest and Darren K. Williams to Executive Vice-Presidents of United. The promotions were recommended to the Board of Directors by the Compensation Committee and the Governance and Nominating Committee of United.

Richard M. Adams, Jr., age 46, has been an Executive Vice-President of United since 2000 and the President of United Bank, Inc., an indirectly-owned subsidiary of United, since 2007. Mr. Adams, Jr. is also the President of United Brokerage Services, Inc., an indirectly-owned subsidiary of United Bank, Inc. Mr. Adams, Jr. joined United in 1994.

Mr. Adams, Jr. is the son of Richard M. Adams, Chairman of the Board and Chief Executive Officer of United. There are no transactions in which Mr. Adams, Jr. has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

James J. Consagra, Jr., age 53, has been an Executive Vice-President of United since 1999 and the President and Chief Executive Officer of United Bank, an indirectly-owned subsidiary of United, since 2006. Mr. Consagra joined United in 1998.

There are no family relationships between Mr. Consagra and any director or executive officer of United. There are no transactions in which Mr. Consagra has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Douglas B. Ernest, age 50, is currently the Executive Vice-President of Credit Risk Management for United Bank, Inc. and United Bank. Mr. Ernest joined United Bank, Inc. in May of 1993 as an Assistant Vice-President in Commercial Lending. Mr. Ernest has held numerous positions at United Bank, Inc. including Senior Vice-President, Market President, and Regional President. Mr. Ernest is Credit Risk Certified by the Risk Management Association. Mr. Ernest has 27 years of experience in the banking industry.

There are no family relationships between Mr. Ernest and any director or executive officer of United. There are no transactions in which Mr. Ernest has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Darren K. Williams, age 42, is currently United’s Corporate Risk Manager and the former President of the Morgantown, West Virginia region for United Bank, Inc. Mr. Williams joined United Bank, Inc. in July of 2011. Prior to joining United Bank, Inc., Mr. Williams was the Chief Financial Officer and Chief Information Officer of Centra Financial Holdings, Inc. and Centra Bank, Inc. From 2004 to 2006, Mr. Williams was the Chief Information Officer for the West Virginia University Foundation and was a senior manager with Ernst & Young LLP from 1995 to 2004. Mr. Williams is a Certified Public Accountant (CPA).

There are no family relationships between Mr. Williams and any director or executive officer of United. There are no transactions in which Mr. Williams has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date:	November 14, 2014	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer